                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            RELATIONSERVE MEDIA, INC.
                            -------------------------
                           (Effective August 29, 2005)

                            (A Delaware Corporation)

                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------

1.   CERTIFICATES REPRESENTING STOCK.
     -------------------------------

     Every  holder  of stock in the  corporation  shall  be  entitled  to have a certificate  signed by, or in the name of, the  corporation  by the  Chairman or
Vice-Chairman  of the  Board of  Directors,  if any,  or by the  President  or a
Vice-President  and by the Treasurer or an Assistant  Treasurer or the Secretary
or an Assistant  Secretary of the corporation  representing the number of shares owned by him in the  corporation.  If such  certificate  is  countersigned  by a transfer  agent  other than the  corporation  or its  employee or by a registrar other  than  the  corporation  or  its  employee,  any  other  signature  on the certificate  may be a  facsimile.  In  case  any  officer,  transfer  agent,  or registrar  who has signed or whose  facsimile  signature  has been placed upon a certificate  shall have ceased to be such officer,  transfer agent, or registrar before such certificate is issued,  it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Whenever the  corporation  shall be authorized to issue more than one class of stock or more  than one  series  of any  class of  stock,  and  whenever  the corporation  shall  issue any  shares of its stock as  partly  paid  stock,  the certificates  representing  shares  of any such  class or  series or of any such partly  paid stock  shall set forth  thereon the  statements  prescribed  by the
General  Corporation  Law. Any  restrictions  on the transfer or registration of transfer  of any  shares  of  stock  of any  class  or  series  shall  be  noted
conspicuously on the certificate representing such shares.

     The  corporation  may  issue a new  certificate  of  stock  in place of any certificate  theretofore  issued by it,  alleged to have been lost,  stolen,  or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation  against any claim that may be made against it on account of the alleged loss,  theft,  or  destruction  of any such certificate or the issuance of any such new certificate.

2.   FRACTIONAL SHARE INTERESTS.
     --------------------------

     The  corporation  may, but shall not be required  to, issue  fractions of a share.

3.   STOCK TRANSFERS.
     ---------------

     Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock,  if any,  transfers or  registration of transfer of shares of stock of the corporation shall be made only on the stock ledger of the corporation  by the  registered  holder  thereof,  or by his attorney  thereunto authorized  by power of attorney  duly  executed and filed with the Secretary of the  corporation  or with a  transfer  agent  or a  registrar,  if  any,  and on surrender of the certificate or  certificates  for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.   RECORD DATE FOR STOCKHOLDERS.
     ----------------------------

     In order that the  corporation may determine the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof, the board of  directors  may fix a record  date,  which  record  date  shall not precede the date upon which the resolution  fixing the record date is adopted by the board of  directors,  and which record date shall not be more than sixty nor less than ten days before the date of such  meeting.  If no record date has been fixed by the board of directors,  the record date for  determining  stockholders entitled  to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the day next  preceding  the day on which  notice is given, or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held.  A  determination  of  stockholders  of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing,  however, that the board of directors may fix a new record date for the adjourned meeting.

     In order that the  corporation may determine the  stockholders  entitled to receive payment of any dividend or other distribution or allotment of any rights or the  stockholders  entitled to exercise  any rights in respect of any change, conversion or exchange of stock,  or for the purpose of any other lawful action, the board of  directors  may fix a record  date,  which  record  date  shall not precede  the date upon which the  resolution  fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining  stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

5.   MEANING OF CERTAIN TERMS.
     ------------------------

     As  used  herein  in  respect  of the  right  to  notice  of a  meeting  of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share"
or  "shares"  or  "share  of stock" or  "shares  of stock" or  "stockholder"  or
"stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of  outstanding  shares of stock  when the  corporation  is authorized  to issue only one class of shares of stock,  and said  reference  is also intended to include any outstanding share or shares of stock and any holder or holders of record of  outstanding  shares of stock of any class upon which or upon whom the Certificate of  Incorporation  confers such rights where there are two or more  classes or series of shares of stock or upon which or upon whom the
General Corporation Law confers such rights notwithstanding that the Certificate of  Incorporation  may  provide  for more  than one class or series of shares of stock,  one or more of which are  limited  or  denied  such  rights  thereunder;
provided,  however, that no such right shall vest in the event of an increase or a decrease  in the  authorized  number of shares of stock of any class or series which is otherwise  denied voting rights under the provisions of the Certificate of  Incorporation,  including any Preferred  Stock which is denied voting rights under the provisions of the  resolution or  resolutions  adopted by the Board of
Directors with respect to the issuance thereof.

6.   STOCKHOLDER MEETINGS.
     --------------------

     TIME.  The annual  meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time fixed by the directors.

     PLACE.  Annual  meetings and special  meetings shall be held at such place, within or without the State of  Delaware,  as the  directors  may,  from time to time,  fix.  Whenever the  directors  shall fail to fix such place,  the meeting shall  be held at the  registered  office  of the  corporation  in the  State of
Delaware.

     CALL.  Annual meetings and special  meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

     NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating  the  place,  date,  and hour of the  meeting.  The  notice of an annual meeting shall state that the meeting is called for the election of directors and for the  transaction  of other  business  which may  properly  come  before  the meeting,  and  shall  (if any  other  action  which  could be taken at a special meeting is to be taken at such  annual  meeting),  state  such  other  action or actions as are known at the time of such notice. The notice of a special meeting shall in all  instances  state the purpose or purposes  for which the meeting is called.  If any action is proposed to be taken which  would,  if taken,  entitle stockholders  to receive  payment for their  shares of stock,  the notice  shall include a statement  of that  purpose and to that  effect.  Except as  otherwise provided  by the  General  Corporation  Law, a copy of the notice of any meeting shall be  given,  personally  or by mail,  not less  than ten days nor more than sixty days before the date of the  meeting,  unless the lapse of the  prescribed period of time shall have been waived,  and directed to each  stockholder at his address as it appears on the records of the corporation. Notice by mail shall be deemed to be given when deposited,  with postage thereon prepaid,  in the United
States mail.  If a meeting is adjourned  to another  time,  not more than thirty days hence,  and/or to another place,  and if an  announcement  of the adjourned time and place is made at the meeting,  it shall not be necessary to give notice of the adjourned  meeting unless the  directors,  after  adjournment,  fix a new record  date  for  the  adjourned  meeting.  Notice  need  not be  given  to any stockholder  who  submits a written  waiver of notice by him before or after the time stated therein.  Attendance of a person at a meeting of stockholders  shall constitute  a waiver of  notice of such  meeting,  except  when the  stockholder attends a meeting for the express purpose of objecting,  at the beginning of the meeting,  to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be  transacted  at, nor the purpose of, any regular or special meeting of the stockholders  need be specified in any written waiver of notice.

     STOCKHOLDER  LIST.  There  shall be  prepared  and made,  at least ten days before  every  meeting of  stockholders,  a complete  list of the  stockholders, arranged in alphabetical  order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the  examination of any  stockholder,  for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the  meeting  either at a place  within the city  where the  meeting is to be held, which place shall be specified in the notice of the meeting,  or if not so specified,  at the place where the meeting is to be held. The list shall also be produced  and kept at the time and place of the  meeting  during  the whole time thereof,  and may be  inspected  by any  stockholder  who is present.  The stock ledger  shall be the only  evidence as to who are the  stockholders  entitled to examine the stock ledger,  the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

     CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the  following  officers  in the order of  seniority  and if present  and acting:  the Chairman of the Board, if any, the  Vice-Chairman  of the Board, if
any, the President,  a Vice President,  a chairman for the meeting chosen by the
Board of  Directors,  or, if none of the  foregoing is in office and present and acting,  by a chairman to be chosen by the  stockholders.  The  Secretary of the corporation,  or, in his absence, an Assistant Secretary, shall act as secretary of every  meeting,  but if neither the Secretary  nor an Assistant  Secretary is present the Chairman for the meeting shall appoint a secretary of the meeting.

     PROXY  REPRESENTATION.  Every  stockholder may authorize  another person or persons  to act for him by  proxy  in all  matters  in  which a  stockholder  is entitled to  participate,  whether by waiving  notice of any meeting,  voting or participating at a meeting,  or expressing consent or dissent without a meeting.
Every proxy must be signed by the  stockholder  or by his  attorney-in-fact.  No proxy  shall be voted or acted upon after  three years from its date unless such proxy provides for a longer  period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable  and, if, and only as long as, it is coupled with an interest  sufficient in law to support an irrevocable power. A proxy may be made irrevocable  regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

     INSPECTORS AND JUDGES. The directors,  in advance of any meeting,  may, but need not,  appoint one or more  inspectors of election or judges of the vote, as the  case  may be,  to act at the  meeting  or any  adjournment  thereof.  If an inspector  or  inspectors  or judge or  judges  are not  appointed,  the  person presiding at the meeting may, but need not,  appoint one or more  inspectors  or judges.  In case any person who may be  appointed as an inspector or judge fails to appear or act,  the vacancy may be filled by  appointment  made by the person presiding  thereat.  Each inspector or judge,  if any,  before entering upon the discharge of his duties,  shall take and sign an oath  faithfully to execute the duties of  inspector  or judge at such  meeting  with  strict  impartiality  and according to the best of his ability.  The  inspectors or judges,  if any, shall determine  the number of shares of stock  outstanding  and the  voting  power of each, the shares of stock represented at the meeting, the existence of a quorum, the  validity  and  effect of  proxies,  and shall  receive  votes,  ballots  or consents,  hear and determine all challenges and questions arising in connection with the right to vote,  count and  tabulate  all votes,  ballots  or  consents, determine the result,  and do such acts as are proper to conduct the election or vote with fairness to all  stockholders.  On request of the person  presiding at the meeting,  the inspector or inspectors or judge or judges, if any, shall make a report in writing of any  challenge,  question or matter  determined by him or them and execute a certificate of any fact found by him or them.

     QUORUM.  Except  as the  General  Corporation  Law  or  these  By-Laws  may otherwise provide,  the holders of a majority of the outstanding shares of stock entitled to vote shall  constitute a quorum at a meeting of stockholders for the transaction of any business.  The  stockholders  present may adjourn the meeting despite  the  absence of a quorum.  When a quorum is once  present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     VOTING.  Each stockholder  entitled to vote in accordance with the terms of the Certificate of Incorporation  and of these By-Laws,  or, with respect to the issuance of Preferred  Stock,  in  accordance  with the terms of a resolution or resolutions of the Board of Directors,  shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such  stockholder.
In the election of  directors,  a plurality of the votes  present at the meeting shall elect.  Any other action  shall be  authorized  by a majority of the votes cast except where the Certificate of  Incorporation  or the General  Corporation
Law  prescribes a different  percentage of votes and/or a different  exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

7.   STOCKHOLDER ACTION WITHOUT MEETINGS.
     -----------------------------------

     Any action  required to be taken,  or any action which may be taken, at any annual or  special  meeting  of  stockholders,  may be taken  without a meeting, without  prior  notice and without a vote,  if a consent or consents in writing, setting  forth  the  action so taken,  shall be  signed  by the  holders  of the outstanding stock having not less than the minimum number of votes that would be necessary  to  authorize  or take such  action at a meeting  at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate  action without a meeting by less than unanimous  written  consent shall be given to those stockholders who have not consented in writing and shall be  delivered  to the  corporation  by  delivery  to its  registered  office  in
Delaware,  its  principal  place  of  business,  or an  officer  or agent of the corporation  having  custody of the book in which  proceedings  of  meetings  of stockholders are recorded.  Delivery made to a corporation's  registered  office shall be by hand or by certified or registered mail, return receipt requested.

8.   NOTICE OF STOCKHOLDER BUSINESS.
     ------------------------------

     At an annual  meeting  of the  stockholders,  only such  business  shall be conducted  as shall have been  brought  before the meeting  (a)  pursuant to the corporation's  notice of  meeting,  (b) by or at the  direction  of the Board of
Directors or (c) by any  stockholder of the  corporation who is a stockholder of record at the time of giving of the  notice  provided  for in this  By-law,  who shall be  entitled  to vote at such  meeting  and who  complies  with the notice procedures set forth in this By-law.

     For  business  to  be  properly  brought  before  an  annual  meeting  by a stockholder  pursuant  to  clause  (c)  of  paragraph  1  of  this  By-law,  the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely,  a stockholder's  notice must be delivered to or mailed and received at the principal  executive  offices of the  corporation not less than 60 days nor more than 90 days  prior to the first  anniversary  of the preceding year's annual meeting;  provided,  however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary  date, notice by the  stockholder to be timely must be received no later than the close of business on the 10th day  following the earlier of the day on which notice of
the  date  of  the  meeting  was  mailed  or  public   disclosure  was  made.  A
stockholder's  notice to the  Secretary  shall set forth as to each  matter  the stockholder  proposes to bring before the meeting (a) a brief description of the business  desired to brought  before the meeting,  (b) the name and address,  as they  appear on the  corporation's  books,  of the  stockholder  proposing  such business,  and the name and address of the  beneficial  owner,  if any, on whose

                                       10

behalf  the  proposal  is made,  (c) the  class  and  number  of  shares  of the corporation  which are owned  beneficially  and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d) any material  interest of such  stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

     Notwithstanding  anything  in these  By-laws to the  contrary,  no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this  By-law.  The  Chairman  of the  meeting  shall,  if the facts warrant,  determine  and declare to the meeting  that  business was not properly brought before the meeting and in accordance  with the procedures  prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such  business  not  properly  brought  before the meeting  shall not be
transacted.   Notwithstanding  the  foregoing   provisions  of  this  By-law,  a
stockholder shall also comply with all applicable requirements of the Securities
Exchange Act of 1934, as amended, and the rules and regulations  thereunder with respect to the matters set forth in this By-law.

                                   ARTICLE II

                                    DIRECTORS
                                    ---------

1.   FUNCTIONS AND DEFINITION.
     -------------------------

     The  business and affairs of the  corporation  shall be managed by or under the  direction  of the Board of  Directors  of the  corporation.  The use of the phrase "whole  board"  herein refers to the total number of directors  which the corporation would have if there were no vacancies.

                                       11

2.   QUALIFICATIONS AND NUMBER.
     -------------------------

     A director need not be a stockholder,  a citizen of the United States, or a resident of the State of  Delaware.  The number of  directors  constituting  the entire Board of Directors  shall be the number,  not less than one nor more than
15, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease,  if there were no vacancies,  provided,  however,  that no decrease  shall  shorten the term of an incumbent  director.  The number of  directors  may be increased or decreased by action of the stockholders or of the directors.

3.   ELECTION AND TERM.
     -----------------

     The first Board of  Directors,  unless the members  thereof shall have been named in the Certificate of Incorporation,  shall be elected by the incorporator or  incorporators  and shall  hold  office  until the first  annual  meeting  of stockholders and until their successors have been elected and qualified or until their earlier  resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter,  directors who are elected at an annual meeting of stockholders,  and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders  and until their successors have been elected and qualified or until their earlier  resignation or removal. In the interim between annual meetings of stockholders  or of special  meetings of stockholders  called for the  election of directors  and/or for the removal of one or more  directors and for the  filling  of any  vacancies  in the  Board of  Directors,  including vacancies  resulting  from the removal of directors for cause or without  cause, any vacancy in the Board of Directors may be filled by the vote of a majority of

                                       12

the remaining  directors then in office,  although less than a quorum, or by the sole remaining director.

4.   MEETINGS.
     --------

     TIME. Meetings shall be held at such time as the Board shall fix.

     FIRST  MEETING.  The first  meeting of each newly elected Board may be held immediately  after each annual meeting of the  stockholders at the same place at which the meeting is held,  and no notice of such meeting  shall be necessary to call the meeting,  provided a quorum  shall be present.  In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be  specified in the notice given as hereinafter  provided for special  meetings of the Board of Directors,  or at such time and place as shall be fixed by the  consent  in  writing of all of the directors.

     PLACE.  Meetings,  both  regular and  special,  shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     CALL. No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board,  if any, the  Vice-Chairman  of the Board, if any, or
the President, or of a majority of the directors in office.

     NOTICE OR ACTUAL OR  CONSTRUCTIVE  WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any  other  mode of notice  of the time and  place  shall be given  for  special meetings  at least  twenty-four  hours prior to the  meeting.  The notice of any

                                       13

meeting  need not  specify  the  purpose  of the  meeting.  Any  requirement  of furnishing a notice  shall be waived by any director who signs a written  waiver of such notice before or after the time stated therein.

     Attendance  of a director  at a meeting  of the Board  shall  constitute  a waiver of notice of such meeting, except when the director attends a meeting for the express  purpose of  objecting,  at the  beginning  of the  meeting,  to the transaction  of any  business  because  the  meeting is not  lawfully  called or convened.

     QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority,  whereupon a majority of the  directors  in  office  shall  constitute  a quorum,  provided  that such majority  shall  constitute  at least  one-third  (1/3) of the whole Board.  Any director  may  participate  in a meeting  of the Board by means of a  conference telephone or similar  communications  equipment by means of which all  directors participating  in the meeting can hear each other,  and such  participation in a meeting of the Board  shall  constitute  presence in person at such  meeting.  A majority  of the  directors  present,  whether or not a quorum is  present,  may adjourn  a meeting  to  another  time and  place.  Except  as  herein  otherwise provided,  and except as otherwise provided by the General  Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting,  a quorum being present.  The quorum and voting  provisions herein stated shall not be construed as conflicting  with any provisions of the General
Corporation  Law and these By-Laws  which govern a meeting of directors  held to fill vacancies and newly created directorships in the Board.

                                       14

     CHAIRMAN OF THE MEETING.  The Chairman of the Board,  if any and if present and acting, shall preside at all meetings.  Otherwise,  the Vice-Chairman of the
Board,  if any and if present  and  acting,  or the  President,  if present  and acting, or any other director chosen by the Board, shall preside.

5.   REMOVAL OF DIRECTORS.
     --------------------

     Any or all of the  directors  may be removed for cause or without  cause by the stockholders.

6.   COMMITTEES.
     -----------

     The Board of Directors may, by resolution passed by a majority of the whole
Board,  designate one or more  committees,  each  committee to consist of one or more of the  directors of the  corporation.  The Board may designate one or more directors as alternate  members of any committee,  who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board,  shall have and may exercise the powers of the Board of Directors in the  management  of the business and affairs of the corporation,  and may authorize the seal of the corporation to be affixed to all papers  which may require it. In the absence or  disqualification  of any member of any such  committee  or  committees,  the  member or  members  thereof present at any meeting and not  disqualified  from voting,  whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of

                                       15

Directors to act at the meeting in the place of any such absent or  disqualified member.

7.   ACTION IN WRITING.
     -----------------

     Any action required or permitted to be taken at any meeting of the Board of
Directors or any committee thereof may be taken without a meeting if all members of the Board or committee,  as the case may be, consent thereto in writing,  and the writing or writings are filed with the minutes of  proceedings  of the Board or committee.

8.   NOMINATION.
     ----------

     Only persons who are nominated in accordance  with the procedures set forth in these By-laws shall be eligible to serve as Directors. Nominations of persons for  election  to the Board of  Directors  of the  corporation  may be made at a meeting of stockholders  (a) by or at the direction of the Board of Directors or
(b) by any  stockholder of the corporation who is a stockholder of record at the time of giving of notice  provided for in this By-law,  who shall be entitled to vote for the  election of  directors  at the meeting and who  complies  with the notice procedures set forth in this By-law.

     Nominations  by  stockholders  shall be made  pursuant to timely  notice in writing to the  Secretary  of the  corporation.  To be timely,  a  stockholder's notice shall be delivered to or mailed and received at the  principal  executive offices of the corporation  (a) in the case of an annual meeting,  not less than
60 days nor more than 90 days prior to the first  anniversary  of the  preceding year's annual meeting; provided, however, that in the event that the date of the annual  meeting  is  changed  by more than 30 days from such  anniversary  date, notice by the  stockholder  to be timely must be so received  not later than the

                                       16

close of  business  on the 10th day  following  the  earlier of the day on which notice of the date of the meeting was mailed or public  disclosure was made, and
(b) in the case of a special meeting at which  directors are to be elected,  not later than the close of  business on the 10th day  following  the earlier of the day on which  notice of the date of the meeting was mailed or public  disclosure was made. Such  stockholder's  notice shall set forth (a) as to each person whom the  stockholder  proposes to nominate for election or  reelection as a director all  information  relating to such person  that is required to be  disclosed  in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities  Exchange Act of 1934, as amended  (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if  elected);  (b) as to the stockholder  giving the notice (i) the name and  address,  as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation  which are  beneficially  owned by such  stockholder and also which  are owned of record  by such  stockholder;  and (c) as to the  beneficial owner,  if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation  which are beneficially owned by such person. At the request of the Board of Directors, any person  nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information  required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     No person  shall be  eligible  to serve as a  director  of the  corporation unless nominated in accordance with the procedures set forth in this By-law. The
Chairman of the meeting shall,  if the facts  warrant,  determine and declare to the meeting that a nomination  was not made in  accordance  with the  procedures

                                       17

prescribed by these By-laws, and if he should so determine,  he shall so declare
to  the   meeting   and  the   defective   nomination   shall  be   disregarded.
Notwithstanding  the foregoing  provisions of this By-law,  a stockholder  shall also comply with all applicable  requirements of the Securities  Exchange Act of
1934, as amended,  and the rules and regulations  thereunder with respect to the matters set forth in this By-law.

                                  ARTICLE III

                                    OFFICERS
                                    --------

1.   EXECUTIVE OFFICERS.
     ------------------

     The directors may elect or appoint a Chairman of the Board of Directors,  a
Chief Executive Officer,  a President,  one or more Vice Presidents (one or more of whom may be denominated "Executive Vice President"), a Secretary, one or more
Assistant Secretaries,  a Treasurer, one or more Assistant Treasurers,  and such other officers as they may  determine.  Any number of offices may be held by the same person.

2.   TERM OF OFFICE: REMOVAL.
     -----------------------

     Unless  otherwise  provided in the  resolution of election or  appointment, each  officer  shall hold  office  until the  meeting of the Board of  Directors following the next annual  meeting of  stockholders  and until his successor has been elected and  qualified  or until his earlier  resignation  or removal.  The
Board of Directors may remove any officer for cause or without cause.

                                       18

3.   AUTHORITY AND DUTIES.
     --------------------

     All officers,  as between  themselves and the corporation,  shall have such authority and perform such duties in the management of the corporation as may be provided in these  By-Laws,  or, to the extent not so provided,  by the Board of
Directors.

4.   THE CHAIRMAN OF THE BOARD OF DIRECTORS.
     --------------------------------------

     The  Chairman  of the Board of  Directors,  if present  and  acting,  shall preside at all meetings of the Board of Directors,  otherwise, the President, if present,  shall  preside,  or if the  President  does not so preside,  any other director chosen by the Board shall preside.

5.   CHIEF EXECUTIVE OFFICER.
     -----------------------

     The Chief Executive  Officer shall,  subject to the discretion of the Board of Directors, have general supervision and control of the Corporation's business such duties as may from time to time be prescribed by the Board of Directors.

6.   THE PRESIDENT.
     -------------

     The President shall preside at all meetings of the  Stockholders and in the absence of the Chairman of the Board of  Directors,  at the meeting of the Board of Directors,  shall, subject to the discretion of the Board of Directors,  have general supervision and control of the Corporation's business and shall see that all orders and resolutions of the Board of Directors are carried into effect.

7.   VICE PRESIDENTS.
     ---------------

     Any  Vice  President  that may  have  been  appointed,  in the  absence  or disability of the President, shall perform the duties and exercise the powers of the  President,  in the order of their  seniority,  and shall perform such other duties as the Board of Directors shall prescribe.

                                       19

8.   THE SECRETARY.
     -------------

     The Secretary  shall keep in safe custody the seal of the  corporation  and affix it to any instrument when authorized by the Board of Directors,  and shall perform such other duties as may be prescribed  by the Board of  Directors.  The
Secretary (or in his absence, an Assistant Secretary,  but if neither is present another person  selected by the Chairman for the meeting) shall have the duty to record the  proceedings of the meetings of the  stockholders  and directors in a book to be kept for that purpose.

9.   CHIEF FINANCIAL OFFICER AND TREASURER.
     -------------------------------------

     The Chief  Financial  Officer shall be the  Treasurer,  unless the Board of
Directors shall elect another  officer to be the Treasurer.  The Treasurer shall have the care and custody of the corporate  funds,  and other valuable  effects, including securities,  and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable  effects in the name and to the credit of the  corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall  disburse  the funds of the  corporation  as may be  ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and  directors,  at the  regular  meetings of the Board,  or  whenever  they may require it, an account of all his transactions as Treasurer and of the financial condition  of the  corporation.  If  required  by the  Board of  Directors,  the
Treasurer  shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be  satisfactory  to the Board for the faithful performance  of  the  duties  of his  office  and  for  the  restoration  to the corporation,  in case of his death,  resignation,  retirement  or  removal  from

                                       20

office,  of all books,  papers,  vouchers,  money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IV

                                 CORPORATE SEAL
                                       AND
                                 CORPORATE BOOKS
                                 ---------------

     The  corporate  seal shall be in such form as the Board of Directors  shall prescribe.

     The books of the  corporation  may be kept  within or without  the State of
Delaware,  at such place or places as the Board of Directors  may,  from time to time, determine.

                                   ARTICLE V

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation  shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                                    INDEMNITY
                                    ---------

     Any  person who was or is a party or  threatened  to be made a party to any threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal,  administrative  or  investigative  (other than an action by or in the right of the  corporation)  by  reason  of the  fact  that he or she is or was a director,  officer, employee or agent of the corporation or is or was serving at the  request of the  corporation  as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust or other  enterprise
(including  employee  benefit plans)  (hereinafter  an  "indemnitee"),  shall be

                                       21

indemnified  and  held  harmless  by  the  corporation  to  the  fullest  extent authorized by the General  Corporation  Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment  permits  the  corporation  to provide  broader  indemnification  than
permitted  prior  thereto),   against  expenses  (including   attorneys'  fees),
judgments, fines and amounts paid in settlement actually and reasonably incurred by such  indemnitee in connection with such action,  suit or proceeding,  if the indemnitee acted in good faith and in a manner he or she reasonably  believed to be in or not opposed to the best interests of the corporation,  and with respect to any criminal  action or proceeding,  had no reasonable  cause to believe such conduct was unlawful.  The termination of the  proceeding,  whether by judgment, order,  settlement,  conviction  or  upon  a  plea  of  nolo  contendere  or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner which he or she  reasonably  believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding,  had reasonable cause to believe such conduct was unlawful.

     Any person who was or is a party or is threatened to be made a party to any threatened,  pending  or  completed  action  or suit by or in the  right  of the corporation  to procure a judgment in its favor by reason of the fact that he or she is or was a director,  officer, employee or agent of the corporation,  or is or was  serving  at the  request  of the  corporation  as a  director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other  enterprise  (including  employee  benefit plans) shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General
Corporation  Law, as the same exists or may  hereafter be amended  (but,  in the

                                       22

case of any such amendment,  only to the extent that such amendment  permits the corporation to provide  broader  indemnification  than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him in  connection  with the defense or  settlement of such action or suit if he acted in good  faith  and in a manner  he  reasonably  believed  to be in or not
opposed  to  the  best  interests  of  the   corporation   and  except  that  no
indemnification  shall be made in respect  of any  claim,  issue or matter as to which such  person  shall  have been  adjudged  to be liable to the  corporation unless  and only to the  extent  that the Court in which such suit or action was brought,  shall  determine upon  application,  that despite the  adjudication of liability  but in view of all the  circumstances  of the  case,  such  person is fairly and  reasonably  entitled to indemnity for such expenses which such Court shall deem proper.

     All  reasonable  expenses  incurred  by or on behalf of the  indemnitee  in connection  with  any  suit,  action  or  proceeding,  may  be  advanced  to the indemnitee by the corporation.

     The rights to  indemnification  and to advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or  hereafter  acquire  under any statute,  the  certificate  of  incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                                       23

                                  ARTICLE VII

                                   AMENDMENTS
                                   ----------

     The By-Laws may be amended,  added to, rescinded or repealed at any meeting of the Board of Directors or of the  stockholders,  provided  that notice of the proposed change was given in the notice of the meeting.

DECLARED AND CERTIFIED AS THE BYLAWS OF RELATIONSERVE MEDIA, INC.
AS OF THE 29th DAY OF AUGUST, 2005

Signature of Officer: /s/ Danielle Karp
                      -------------------------------------------
Name of Officer:      Danielle Karp
Position of Officer:  President, Secretary, & Director

                                       24